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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation by reference in this Form S-3 Registration Statement of United States Cellular Corporation, of our report dated January 29, 1997 (except with respect to the matter discussed in Note 16, as to which the date is February 4, 1997), on the consolidated financial statements and financial statement schedule of United States Cellular Corporation and Subsidiaries, included or incorporated by reference in the United States Cellular Corporation Form 10-K for the year ended December 31, 1996, and to the incorporation by reference in this Form S-3 Registration Statement of our compilation report dated February 25, 1997, on the combined financial statements of the Los Angeles SMSA Limited Partnership, the Nashville/Clarksville MSA Limited Partnership and the Baton Rouge MSA Limited Partnership, included in the United States Cellular Corporation Form 10-K for the year ended December 31, 1996. We also consent to all references to our Firm included in this Form S-3 Registration Statement.

/s/ ARTHUR ANDERSEN LLP

Chicago, Illinois
July 29, 1997